EXHIBIT 99.1

Colony Bankcorp Reports Third Quarter Results

Company Declares Quarterly Cash Dividend of $0.075 Per Share

FITZGERALD, Ga., Oct. 18, 2019 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported net income of $2.5 million or $0.27 per diluted share for the third quarter of 2019 compared with $2.7 million or $0.32 per diluted share for the same quarter last year. For the nine months ended September 30, 2019, net income was $7.5 million or $0.83 per diluted share compared with $9.0 million or $1.04 per diluted share for the same period in the prior year.

Results for the third quarter and nine months ended September 30, 2019, included charges for acquisition‑related expenses as well as gains on other real estate owned (“OREO”) property held for sale. Excluding these and other less significant items in both periods, adjusted net income (a non‑GAAP financial measure) for the third quarter and nine months ended September 30, 2019, would have been $3.2 million or $0.35 per diluted share and $9.3 million or $1.03 per diluted share, respectively, versus $2.9 million or $0.34 per diluted share and $9.1 million or $1.06 per diluted share, respectively, for the third quarter and nine months ended September 30, 2018. See the unaudited reconciliation of non-GAAP measures later in this release.

Separately, the Company also announced that the Board of Directors has declared a quarterly cash dividend of $0.075 per share, to be paid on its common stock on November 15, 2019, to shareholders of record as of the close of business on October 31, 2019.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “We are pleased to announce improved adjusted results both on a sequential quarter basis and compared with the same period last year.  These results reflect our efforts to improve our earning asset mix through organic loan growth and to grow our noninterest income through deposit account growth and our secondary market mortgage business.  We recruited three business development officers to the new Small Business Specialty Lending Group that we opened last quarter, and we are very optimistic about our loan pipeline.

“Our business development initiatives have increased our loan volume and net interest income, both on a sequential quarterly basis as well as the nine-months year to date. This growth in net interest income was partially offset by acquisition-related expenses related to our purchases of LBC Bancshares, Inc. and PFB Mortgage, as well as increases in noninterest expense, primarily salaries and benefits, in connection with acquisitions. Further, I am happy to announce that we successfully completed the conversion of Calumet Bank’s core systems during the third quarter and anticipate a return to normalized technology expenses.

“We continue to see solid results from our initiatives to grow loan volume. Organic loan growth in the third quarter totaled $23.5 million, or 10.0% annualized, and are up $46.9 million, or 6.0% over the same period last year, excluding loans acquired through acquisitions.

“Net interest margin increased seven basis points to 3.64% on both a sequential quarterly basis and compared with the year-earlier period. As the Federal Reserve Bank (FRB) lowered rates twice during the third quarter, the Company followed suit by lowering stated rates on most types of interest‑bearing deposit and certificates of deposit account types. However, as we believe we can opportunistically shift assets into loans, we anticipate margin improvement through loan volume growth.”

In closing, Fountain added, “While the competitive landscape remains intense, we continue to be optimistic about opportunities to continue the Company’s legacy of growth and performance. Our Board is confident with our operational structure and strategic planning as evidenced by the higher quarterly dividend set in January 2019. We look forward to the remainder of the year with enthusiasm based on our strong credit metrics, a strong loan production pipeline and the opportunities we see to continue to reward our shareholders.”

Capital
Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be classified as “well-capitalized.”  At September 30, 2019, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 8.98%, 12.54%, 13.16% and 10.31%, respectively, compared with 10.45%, 15.02%, 15.88% and 12.19%, respectively, at September 30, 2018.

Net Interest Margin
During the third quarter of 2019, the Company reported net interest income of $12.6 million compared with $10.1 million for the comparable 2018 quarter. For the nine months ended September 30, 2019, net interest income was $34.8 million compared with $30.4 million for the comparable 2018 period. Net interest margin for the third quarter of 2019 was 3.64%, up seven basis points on both a sequential quarter basis and compared with the year-earlier quarter. Net interest margin for the nine months ended September 30, 2019, was flat at 3.56% compared with the first nine months of 2018. Net interest margin, excluding purchase accounting from the acquisition of LBC Bancshares, Inc., was 3.51%, up two basis points on a sequential quarter basis.

Asset Quality
Asset quality remained solid with continued improvement from a year ago. Substandard assets, which include non-performing assets, totaled $20.9 million at September 30, 2019, compared with $23.8 million at September 30, 2018. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 12.86% and 17.00% at September 30, 2019 and September 30, 2018, respectively. Non‑performing assets increased to $10.9 million, or 1.14% of total loans and OREO, from $10.3 million or 1.32% at September 30, 2018. OREO totaled $776 thousand at September 30, 2019, reflecting a 64.3% reduction from $2.2 million at September 30, 2018.

In the third quarter of 2019, net loan charge-offs were $403 thousand or 0.05% of average loans compared with net loan charge‑offs of $65 thousand or 0.01% of average loans in the third quarter of 2018, while net loan charge-offs for the first nine months of 2019 were $1.2 million or 0.14% of average loans compared with $484 thousand or 0.06% of average loans for the same period in 2018. The loan loss reserve was $6.6 million or 0.69% of total loans on September 30, 2019, compared with $7.2 million or 0.92% of total loans at September 30, 2018. Loan loss reserve methodology resulted in a $214 thousand loan loss provision for the three months ended September 30, 2019, compared with $61 thousand for the comparable 2018 period and a $524 thousand loan loss provision for the first nine months of 2019 compared with $131 thousand for the same comparable period in 2018.

Noninterest Income
Total noninterest income increased 44.81% to $10.4 million for the nine months ended September 30, 2019, from $7.2 million in the comparable 2018 period. Gain on the sale of OREO property for the year increased $828 thousand and secondary mortgage fee income increased $1.4 million.

Noninterest Expense
Total noninterest expense increased 35.03% to $35.4 million for the nine months ended September 30, 2019, from $26.2 million in the comparable 2018 period. Salaries and employee benefit expenses increased 25.39%, occupancy expense increased 12.41% and other noninterest expense increased 61.49% from the comparable 2018 period. The efficiency ratio increased to 78.19% for the nine months ended September 30, 2019, from 69.90% in the comparable 2018 period. The increase is attributable to an increase in salary and benefits of $2.3 million connected with the Calumet merger and additional headcount with Colony Bank Mortgage, or 60.2% of the overall salary and benefit increase. Also, acquisition expenses increased noninterest expense by $2.9 million or 31.78% of the overall other noninterest expense increase. Accounting for non‑GAAP items disclosed later in this release, the adjusted efficiency ratio (a non‑GAAP financial measure) would have been 72.47% and 69.16% for the first nine months ended September 30, 2019 and 2018, respectively. See the unaudited reconciliation of non-GAAP measures later in this release.

About Colony Bankcorp
Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 28 full-service branches throughout Central, Southern and Coastal Georgia and a full-service website at www.colony.bank. The Bank also helps its customers achieve their goal of home ownership through Colony Bank Mortgage. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN”. Follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements
Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks that the anticipated benefits from the transactions with LBC Bancshares, Inc. and PFB Mortgage are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Forward-Looking Statements and Factors that Could Affect Future Results” and “Risk Factors,” and in the Company’s quarterly reports on Form 10‑Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
Unaudited Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total noninterest income	$4,039	$2,405	$10,373	$7,163
Securities gains	(34)	-	(99)	(116)
Realized (gains) losses on OREO property held for sale	61	(4)	(790)	39
Adjusted noninterest income	$4,066	$2,401	$9,484	$7,086

Total noninterest expense	$13,358	$9,078	$35,397	$26,215
Acquisition-related expenses	(861)	(62)	(2,998)	(80)
Impairment loss on assets held for sale	-	(167)	(151)	(170)
Realized losses on assets held for sale	(17)	(1)	(15)	(1)
Adjusted noninterest expense	$12,480	$8,848	$32,233	$25,964

Net income available to common shareholders	$2,518	$2,695	$7,455	$8,952
Total adjustments, net of tax*	716	178	1,798	137
Adjusted net income	$3,234	$2,873	$9,253	$9,089

Diluted earnings per share	$0.27	$0.32	$0.83	$1.04
Total adjustments, net of tax*	0.08	0.02	0.20	0.02
Adjusted diluted earnings per share	$0.35	$0.34	$1.03	$1.06

Efficiency ratio	79.94%	72.44%	78.19%	69.90%
Total adjustments	(5.53%)	(1.82%)	(5.72%)	(0.74%)
Adjusted efficiency ratio	74.41%	70.62%	72.47%	69.16%

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share represented in accordance with Generally Accepted Accounting Principles (“GAAP”). Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted Efficiency Ratio are non‑GAAP financial measures. The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures. These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.

COLONY BANKCORP, INC.
Unaudited Segment Information
(in thousands, except per share data)

Total Loans Segmented By Legacy and Purchased

	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Legacy	$826,309	$796,045	$763,462	$763,640	$779,443
Purchased	132,414	139,226	16,529	18,387	-
Total	$958,723	$935,271	$779,991	$782,027	$779,443

Income Statement Segmented by Division

	Three Months Ended September 30, 2019
	Bank	Mortgage Banking	Small Business Specialty Lending Division	Holding Company	Totals
Net interest income	$13,018	$81	$-	$(451)	$12,648
Provision for loan losses	214	-	-	-	214
Noninterest income	2,737	1,245	-	57	4,039
Noninterest expenses	11,252	1,191	529	386	13,358
Income taxes	893	(15)	(111)	(170)	597
Segment profit (loss)	$3,396	$150	$(418)	$(610)	$2,518

Segment assets at September 30, 2019	$1,461,210	$10,209	$149	$6,114	$1,477,682

	Nine Months Ended September 30, 2019
	Bank	Mortgage Banking	Small Business Specialty Lending Division	Holding Company	Totals
Net interest income	$35,850	$100	$-	$(1,120)	$34,830
Provision for loan losses	524	-	-	-	524
Noninterest income	8,412	1,888	-	73	10,373
Noninterest expenses	31,461	2,037	561	1,338	35,397
Income taxes	2,448	(10)	(118)	(493)	1,827
Segment profit (loss)	$9,829	$(39)	$(443)	$(1,892)	$7,455

Segment assets at September 30, 2019	$1,461,210	$10,209	$149	$6,114	$1,477,682

COLONY BANKCORP, INC.
Consolidated Balance Sheets
(in thousands)

	Sept. 30, 2019	Dec. 31, 2018	Sept. 30, 2018
	(unaudited)	(audited)	(audited)
ASSETS
Cash and cash equivalents
Cash and due from banks	$13,495	$10,377	$10,149
Interest-bearing deposits	41,848	49,778	21,764
Federal funds sold	266	-	-
Investment securities
Available for sale, at fair value	368,869	353,066	318,032
Other investments, at cost	3,771	2,978	3,594
Loans held for sale	8,734	-	-
Loans	958,723	782,027	779,443
Allowance for loan losses	(6,600)	(7,277)	(7,155)
Unearned interest and fees	(564)	(501)	(515)
	951,559	774,249	771,773
Premises and equipment	32,886	29,494	27,744
Other real estate	776	1,841	2,173
Other intangible assets	19,402	759	18
Other assets	36,076	29,336	30,949
Total Assets	$1,477,682	$1,251,878	$1,186,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$216,680	$192,847	$177,261
Interest-bearing	1,034,593	892,278	833,798
	1,251,273	1,085,125	1,011,059
Borrowed money
Subordinated debentures	24,229	24,229	24,229
Other borrowed money	66,813	44,000	58,500
	91,042	68,229	82,729

Other liabilities	5,716	2,832	3,420

Stockholders’ equity
Common stock, par value $1 a share; authorized 20,000,000 shares, issued 9,498,783 shares as of Sept. 30, 2019, 8,444,908 as of Dec. 31, 2018, and 8,444,908 as of Sept. 30, 2018, respectively	9,499	8,445	8,445
Paid in capital	43,719	26,064	26,064
Retained earnings	74,935	69,459	66,916
Restricted stock - unearned compensation	(61)	(86)	(94)
Accumulated other comprehensive income (loss), net of tax	1,559	(8,190)	(12,343)
	129,651	95,692	88,988
Total Liabilities and Stockholders’ Equity	$1,477,682	$1,251,878	$1,186,196

COLONY BANKCORP, INC.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(audited)	(unaudited)	(audited)
Interest income
Loans, including fees	$13,653	$10,255	$36,436	$30,048
Deposits with other banks	186	48	749	192
Federal funds sold	20	-	60	-
Investment securities U.S. Treasury	1	-	1	-
U. S. Government agencies	2,230	1,847	6,738	5,635
State, county and municipal	24	25	82	77
Corporate debt	27	27	84	84
Dividends on other investments	49	49	150	134
	16,190	12,251	44,300	36,170
Interest expense
Deposits	2,815	1,564	7,569	4,165
Federal funds purchased	1	3	1	4
Borrowed money	726	579	1,900	1,602
	3,542	2,146	9,470	5,771
Net interest income	12,648	10,105	34,830	30,399
Provision for loan losses	214	61	524	131
Net interest income after provision for loan losses	12,434	10,044	34,306	30,268

Noninterest income
Service charges on deposits	1,325	1,134	3,359	3,266
Other service charges, commissions and fees	1,100	803	3,110	2,414
Mortgage fee income	1,255	176	1,941	507
Securities gains	34	-	99	116
Other	325	292	1,864	860
	4,039	2,405	10,373	7,163
Noninterest expense
Salaries and employee benefits	7,186	5,110	18,848	15,032
Occupancy and equipment	1,290	1,052	3,459	3,077
Other	4,882	2,916	13,090	8,106
	13,358	9,078	35,397	26,215

Income before income taxes	3,115	3,371	9,282	11,216
Income taxes	597	676	1,827	2,264
Net income	$2,518	$2,695	$7,455	$8,952
Net income per share
Basic	$0.27	$0.32	$0.83	$1.06
Diluted	$0.27	$0.32	$0.83	$1.04
Cash dividends declared per share	$0.075	$0.05	$0.225	$0.15
Weighted average basic shares outstanding	9,494,771	8,439,415	9,008,196	8,439,310
Weighted average diluted shares outstanding	9,494,771	8,444,816	9,008,196	8,571,516

COLONY BANKCORP, INC.
Unaudited Financial Highlights
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EARNINGS SUMMARY
Net interest income	$12,648	$10,105	$34,830	$30,399
Provision for loan losses	214	61	524	131
Non-interest income	4,039	2,405	10,373	7,163
Non-interest expense	13,358	9,078	35,397	26,215
Income taxes	597	676	1,827	2,264
Net income	2,518	2,695	7,455	8,952

PER COMMON SHARE SUMMARY
Common shares outstanding	9,498,783	8,444,908	9,498,783	8,444,908
Weighted average basic shares	9,494,771	8,439,415	9,008,196	8,439,310
Weighted average diluted shares	9,494,771	8,444,816	9,008,196	8,571,516
Earnings per basic share	$0.27	$0.32	$0.83	$1.06
Earnings per diluted share	$0.27	$0.32	$0.83	$1.04
Cash dividends declared per share	$0.075	$0.05	$0.225	$0.15
Common book value per share	$13.65	$10.54	$13.65	$10.54
Tangible common book value per share	$11.61	$10.54	$11.61	$10.54

OPERATING RATIOS (ANNUALIZED)
Net interest margin (a)	3.64%	3.57%	3.56%	3.56%
Return on average assets	0.67%	0.91%	0.72%	1.00%
Return on average total equity	7.86%	12.10%	8.82%	13.37%
Efficiency (b)	79.94%	72.44%	78.19%	69.90%

(a)  Computed using fully taxable-equivalent net income.
(b) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

COLONY BANKCORP, INC.
Unaudited Financial Highlights (Continued)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
AVERAGE BALANCES
Total assets	$1,492,852	$1,183,926	$1,388,072	$1,193,976
Loans, net of reserves	942,356	764,716	858,592	759,660
Deposits	1,272,561	1,012,770	1,195,273	1,027,180
Total equity	128,172	89,083	112,704	89,298

ASSET QUALITY
Nonperforming loans	$10,143	$8,136	$10,143	$8,136
Nonperforming assets	10,918	10,309	10,918	10,309
Substandard assets	20,879	23,833	20,879	23,833
Net loan charge-offs	403	65	1,201	484
Reserve for loan loss to total loans	0.69%	0.92%	0.69%	0.92%
Reserve for loan loss to non- performing loans	65.07%	87.94%	65.07%	87.94%
Reserve for loan loss to non-performing assets	60.45%	69.41%	60.45%	69.41%

Net loan charge-offs to average total loans	0.17%	0.01%	0.18%	0.06%
Nonperforming loans to total loans	1.06%	1.04%	1.06%	1.04%
Nonperforming assets to total assets	0.74%	0.87%	0.74%	0.87%

Nonperforming assets to total loans and other real estate	1.14%	1.32%	1.14%	1.32%
Substandard assets to tier one capital and allowance for loan losses	13.92%	17.00%	13.92%	17.00%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2019	2Q2019	1Q2019	4Q2018	3Q2018
Assets	$1,477,682	$1,506,972	$1,279,077	$1,251,878	$1,186,196
Loans	951,559	927,917	772,889	774,249	771,773
Deposits	1,251,273	1,297,723	1,111,678	1,085,125	1,011,059
Total Equity	129,651	126,509	101,066	95,692	88,988
Net Income	2,518	2,101	2,835	2,965	2,695
Net Income Per Basic Share	0.27	0.23	0.34	0.35	0.32

Key Performance Ratios
Return on Average Assets	0.67%	0.60%	0.90%	0.97%	0.91%
Return on Average Total Equity	7.86%	7.43%	11.76%	13.18%	12.10%
Total Equity to Total Assets	8.77%	8.39%	7.90%	7.64%	7.50%
Tangible Equity to Tangible Assets	7.56%	7.19%	7.85%	7.59%	7.50%
Net Interest Margin	3.64%	3.57%	3.46%	3.55%	3.57%

For additional information, contact:
Tracie Youngblood
EVP & Chief Financial Officer
(229) 426-6000 (Ext 6003)